UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2007
Watchit Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27412	94-3173918

(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

3485 W. Harmon Avenue Las Vegas, Nevada	89103

(Address of principal executive offices)	(Zip Code)
(702) 740-1700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Signature

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On Friday October 19, 2007 and by unanimous consent, the Board of Directors of Watchit Media, Inc., a Delaware corporation (the “Company”), approved a general assignment of the assets of the Company to Watchit LLP, a Delaware company 100% owned by Sherwood Partners. Simultaneous to the closing of the general assignment, all of the assigned assets of the Company were sold to Las Vegas based Capital Media Partners and the proceeds from the sale of these assets will be applied to paying off the debts of the Company and the costs associated with the assignment for the benefit of creditors.
     The material adverse impact of recent events as presented previously on Form 8-K combined with the increasing financial pressure brought about by our accumulated debt resulted in the company’s insolvency requiring the Board of Directors to take this action.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATCHIT MEDIA, INC.
By:	/s/ James Lavelle
James Lavelle
Chief Executive Officer

Dated: October 26, 2007